Exhibit 6(h)

*0040023079452304717633910070101122314*

BUSINESS LOAN AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	AB
$3,000,000.00	12-23-2014	12-23-2026	45230		40023079	ACS

References in the boxes above are for Lender’s use only and do not limit the applicability at this document to any particular loan or item.

Any item above containing (“ * * *”) has been omitted due to text length limitations.

Borrower:	FIRST LIGHT BANCORP (TIN: 47-1763391)	Lender:	THE PADUCAH BANK AND TRUST COMPANY
	20 NW 4TH ST SUITE 101		MAIN OFFICE
	EVANSVILLE, IN 47708		555 JEFFERSON ST
PO BOX 2600
PADUCAH, KY 42002-2600

THIS BUSINESS LOAN AGREEMENT dated December 23, 2014, Is made and executed between FIRST LIGHT BANCORP (“Borrower”) and THE PADUCAH BANK AND TRUST COMPANY (“Lender”) on the following terms and conditions. Borrower has received prior commercial loans from Lender or has applied to Lender for a commercial loan or loans or other financial accommodations, including those which may be described on any exhibit or schedule attached to this Agreement. Borrower understands end agrees that: (A) In granting, renewing, or extending any Loan, Lender is relying upon Borrower’s representations, warranties, and agreements as set forth in this Agreement: (B) the granting, renewing, or extending of any Loan by Lender at all times shall be subject to Lender’s sole Judgment and discretion; and (C) all such Loans shall be and remain subject to the terms and conditions of this Agreement.

TERM. This Agreement shall be effective as of December 23, 2014, and shall continue in full force and effect until such time as all of Borrower’s Loans In favors of Lender have been paid in full, including principal, interest, costs, expense, attorneys’ feos, and other fees and charges, or until December 23, 2026.

CONDITIONS PRECEDENT TO EACH ADVANCE. Lender’s obligation to make the initial Advance and each subsequent Advance under this Agreement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and in the Related Documents.

Loan Documents. Borrower shall provide to Lender the following documents for the Loan: (1) the Note: (2) Security Agreements granting to Lender security interests in the Collateral; (3) financing; statements and all other documents perfecting lender’s Security Interests; (4) evidence of insurance as required below; (5) together with all such Related Documents as Lender may require for the Loan; all in form end substance satisfactory to Lender and lender’s counsel.

Borrower’s Authorization. Borrower shall have provided in form and substance satisfactory to Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the Note and the Related Documents. In addition, Borrower shell have provided such other resolutions, authorizations, documents and instruments as Lender or its counsel, may require.

Payment of Fees and Expenses. Borrower shall have paid to Lender all fees, charges, and other expenses which are then due and payable as specified in this Agreement or any Related Document.

Representations and Warranties. The representations and warranties set forth in this Agreement, in the Related Documents, and in any document or certificate delivered to Lender under this Agreement are true and correct.

No Event of Default. There shall not exist at the time of any Advance e condition which would constitute an Event of Default under this Agreement or under any Related Document.

REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, as of the date of this Agreement, as of the date of each disbursement of loan proceeds, at of the data of any renewal, extension or modification of any Loan, and at all times any Indebtedness exists:

Organization. Borrower is a corporation for profit which is, and at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Indiana. Borrower Is duly authorized to transact business in all other states in which Borrower is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which Borrower is doing business. Specifically, Borrower is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Borrower has the full power find authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Borrower maintains in office at 20 NW 4TH ST SUITE 101, EVANSVILLE, IN 47708, Unless Borrower has designated otherwise in writing, the principal office is the office at which Borrower keeps its books and records including its records concerning the Collateral. Borrower will notify Lender prior to any change in the location of Borrower’s state of organization or any change in Borrower’s name. Borrower shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shell comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or qussi-governmental authority or court applicable to Borrower and Borrower’s business activities.

Assumed Business Names. Borrower has filed or recorded all documents or filings required by law relating to all assumed business names used by Borrower. Excluding the name of Borrower, the following is a complete list of all assumed business names under which Borrower does business: None.

Authorization. Borrower’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by Borrower find do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) Borrower’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding open Borrower or (2) any law, governmental, regulation, court decree, or order applicable to Borrower or to Borrower’s properties.

Financial Information. Each of Borrower’s financial statements supplied to Lender truly and completely disclosed Borrower’s financial condition as of the date of the statement, and there has been no material adverse change in Borrower’s financial condition subsequent to the date of the most recent financial supplied to Lender. Borrower has no materiel contingent obligations except as disclosed in such financial statements.

Legal Effect. This Agreement constitutes, and any instrument or agreement Borrower is required to give under this Agreement when delivered will constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms.

Properties. Except as contemplated by this Agreement or as previously disclosed in Borrower’s financial statements or in writing to Lender and as accepted by Lender, and except for properly tax liens for taxes not presently due and payable, Borrower owns and has good title to all at Borrower properties free and clear of all Security Interest, and hat not executed any security documents or financing statements relating to such properties. All of the Borrower’s properties ore titled in Borrower’s legal name, and Borrower has not used or filed a financing statement under any other name for at least the last five (5) years.

Hazardous Substances. Except as disclosed to and acknowledged by Lender in writing, Borrower represents and warrants that: (1) During the period of Borrower’s ownership of the Collateral, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any person on, under, about or from any of the Collateral. (2) Borrower has no knowledge of, or reason to believe that there has been (a) any breach or violation of any Environmental Laws; (b) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any a Hazardous Substance on, under, about of from the Collateral by any owners or occupants of any of the Collateral; or (c) any actual or threatened litigation or claims of any kind by any person relating to such matters. (3) Neither Borrower nor any tenant, contractor, agent or other authorized user of any of the Collateral shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about of from any of the Collateral; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Borrower authorizes Lender and its agents to enter upon the Collateral to make such inspections and tests as Lender may deem appropriate to determine compliance of the Collateral with this section of the Agreement. Any inspections or tests made by Lender shall be at borrower’s expense and for Lender’s purpose only and shall not be construed to create any responsibility or liability on the part of Lender to Borrower or to any other person. The representations and warranties contained herein are based on Borrower’s due diligence in investigating the Collateral for hazardous waste and Hazardous Substance. Borrower hereby (1) release and waives any future claims against Lender for indemnity or contribution in the event Borrower becomes liable for cleanup or other costs under any such laws, and (2) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Collateral. The provisions of this section of the Agreement, including the obligation to Indemnify end defend, shall survive the payment of the Indebtedness end the termination, expiration or satisfaction of this Agreement end shall not be affected by Lender’s acquisition of any interest in any of the Collateral, whether by foreclosure or otherwise.

Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against Borrower is pending or threatened, and no other event has occurred which may materially adversely affect Borrower’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by Lender in writing.

Taxas. To the best of Borrower’s knowledge, all of Borrower’s tax returns and reports that arc or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by Borrower in good faith in the ordinary course of business and for which adequate reserves have been provided.

Lien Priority. Unless otherwise previously disclosed to Lender in writing. Borrower has not entered into or granted any Security Agreements, or permitted the filing or attachment of any Security interests on or affecting any of the Collateral directly or indirectly securing repayment of Borrower’s Loan and Note, that would be prior or that may in any way be superior to Lender’s Security Interests and rights in and to such Collateral.

Binding Effect. This Agreement, the Note, all Security Agreements (if any), and all Related Documents are binding upon the signers thereof, as well as upon their successors, representatives and assigns, and are legally enforceable In accordance with their respective terms.

AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, so long as this Agreement remains in effect, Borrower will:

Notices of Claims and Litigation. Promptly inform Lender in writing of (1) all material adverse changes in Borrower’s financial condition, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower or any Guarantor which could materially affect the financial condition of Borrower or the financial condition of any Guarantor.

Financial Records. Maintain its books and records In accordance with GAAP, applied on a consistent basis, and permit Lender to examine and audit Borrower’s books and records at all reasonable times.

Financial Statements. Furnish Lender with the following:

Annual Statements. As soon u available, but in no event later than 150 days after the end of each fiscal year, Borrower’s balance sheet and income statement for the year ended, audited by a certified public accountant satisfactory to Lender.

Additional Requirements. THE BORROWER AGREES TO PROVIDE THE FOLLOWING INFORMATION AS OUTLINED BELOW: AUDITED FINANCIAL STATEMENTS FOR FIRST LIGHT BANCORP WHICH INCLUDE OPERATIONS OF EVANSVILLE COMMERCE BANK WITH AN UNQUALIFIED OPINION TO BE SUBMITTED ANNUALLY AS SOON AS AVAILABLE; INTERNALLY PREPARED LOAN REVIEW REPORTS FOR EVANSVILLE COMMERCE BANK TO BE SUBMITTED QUARTERLY AS SOON AS AVAILABLE AFTER QUARTER END; EXTERNAL LOAN REVIEW REPORTS FOR EVANSVILLE COMMERCE BANK PREPARED BY THE BANK’S EXTERNAL ACCOUNTING FIRM TO BE SUBMITTED ANNUALLY AS SOON AS AVAILABLE AFTER YEAR END: EXTERNAL AUDITORS MANAGEMENT LETTER FOR FIRST LIGHT BANCORP TO BE SUBMITTED ANNUALLY WITH THE AFOREMENTIONED AUDITED FINANCIAL STATEMENTS; ALLOWANCE FOR LOAN AND LEASE LOSS (ALLL) CALCULATIONS TO BE SUBMITTED QUARTERLY AS SOON AS AVAILABLE AFTER QUARTER END.

All financial reports required to be provided under this Agreement shell be prepared In accordance with GAAP, applied on a consistent basis, and certified by Borrower as being true and correct.

Additional Information. Furnish such additional information and statements, as Lender may request from time to time.

Financial Covenants and Ratios. Comply with the following covenants and ratios:

Additional Requirements. CAPITAL ADEQUACY - THE BORROWER WILL INSURE THAT EVANSVILLE COMMERCE BANK MAINTAIN CAPITAL LEVELS UNDER ALL REGULATORY EQUITY MEASURES THAT WOULD ALLOW EVANSVILLE COMMERCE BANK TO MEET THE DEFINITION OF “WELL CAPITALIZED” AS DEFINED BY ALL REGULATING AGENCIES. LOAN LOSS RESERVE - THE BORROWER WILL INSURE THAT THE ALLOWANCE FOR LOAN AND LEASE LOSSES (ALLL) AT EVANSVILLE COMMERCE BANK WILL BE MAINTAINED AT NO LESS THAN THE 50TH PERCENTILE OF A RANGE UTILIZED AS PART OF THE QUARTERLY ALLOWANCE FOR LOAN AND LEASE LOSS METHODOLOGY CURRENTLY BEING USED BY EVANSVILLE COMMERCE BANK. THE BORROWER AGREES THAT THE METHODOLOGY CURRENTLY BEING USED WILL CONTINUE TO BE SUPPORTED AND APPROVED BY THE BANK’S EXTERNAL ACCOUNTING FIRM AND WILL NOT CHANGE MATERIALLY UNLESS CHANGES TO GAAP REQUIRE A CHANGE IN METHODOLOGY OR UNLESS APPROVED IN WRITING BY BANK.

Except by provided above, all computations mode to determine compliance with the requirements contained in this paragraph shall be made in accordance with generally accepted accounting principles, applied on o consistent basis, and certified by Borrower as being true and correct.

Insurance. Maintain fire and other risk Insurance, public liability insurance, and such other insurance as Lender may require with respect to Borrower’s properties and operations, in form, amounts, coverage and with Insurance companies acceptable to Lender. Borrower, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each Insurance policy also shall include on endorsement providing that coverage in favor of Lender will not be Impaired In any way by any act, omission or default of Borrower or any other person. In connection with ell policies covering assets in which Lender holds or is offered o security interest for the Loans, Borrower will provide Lender with such lender’s loss payable or other endorsements as Lender may require.

Insurance Reports. Furnish to Lender, upon request of Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (1) the name of the insurer; (2) the risks insured; (3) the amount of the policy; (4) the properties insured; (5) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (6) the expiration date of the policy. In addition, upon request of Lender (however not more often than annually), Borrower will have an independent appraiser satisfactory to Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by Borrower.

Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

Loan Proceeds. Use all Loan proceeds solely for the following specific purposes: PROCEEDS WILL BE USED ONLY TO CAPITALIZE EVANSVILLE COMMERCE BANK.

Taxes, Charges and Lions. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower’s proportion, income, or profits. Provided However, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) Borrower shall have established on Borrower’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between Borrower and Lender. Borrower shall notify Lender Immediately in writing of any default in connection with any agreement.

Operations. Maintain executive and management personnel with substantially the same qualifications end experience as the present executive and management personnel; provide written notice to Lender of any change in executive find management personal; conduct its business affairs in a reasonable and prudent manner.

Environmental Studies. Promptly conduct and complete, at Borrower’s expense, all such investigations, studies, samplings and testings as may be requested by Lender or any governmental authority relative lo any substance, or any waste or by-product of any substance defined as toxic or a hazardous substance under applicable federal, state, or local law, rule, regulation, order or directive, at or a I affecting any properly or any facility owned, leased or used by Borrower.

Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorizes applicable to the conduct of Borrower’s properties, business and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. Borrower may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Borrower has notified Lender in writing prior to doing so and long as, Lender’s sole opinion, Lender interests in the Collateral are not Jeopardized. Lander may require Borrower to post adequate security or a surety hand, responsibility satisfactory to Lender, to protect Lender’s interest.

Inspection. Permit employees or agents Lender at any reasonable time to respect any all Collateral for the Loan or Loans and Borrower’s other prosperities and to examine or audit Borrower’s books, accounts, and records and to make copies and memoranda of Borrower’s books, accounts, and records. If Borrower now or at any time hereafter maintains any records including without limitation computer generated records and computer software programs for the generation of such records at all reasonable times and to provide Lander with copies of any records it may request, all at Borrower’s expense.

Environmental Compliance and Reports. Borrower shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on Borrower’s part or on the part of any third party, on property owned and/or occupied by Borrower, any environmental activity whore damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof o copy of any notice, summons, lion, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Borrower’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

Additional Assurances. Make, execute end deliver to Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, Instruments, documents and other agreements as Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Security Interests.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest: In the Collateral or if Borrower fails to comply with any provision of this Agreement or any Related Documents, including but not limited to Borrower’s failure to discharge or pay when duo any amounts Borrower is required to discharge or pay under this Agreement or any Related Documents. Lender on Borrower’s behalf may (but shall not be obligated to) take any action that Lander deems appropriate, including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditure incurred or paid by Lender for such purposes will then beer interest at the charged under the Note front the date incurred or paid by Lender to the date repayment by. Borrower. All such expenses will become a part of the indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; (C) be treated as a balloon payment which will be due and payable Note’s maturity.

NEGATIVE COVENANTS. Borrower covenants and agrees with Lender that while this Agreement is in effect, Borrower shall not, without the prior written consent of Lender:

*WHICH CONSENT WILL NOT BE UNREAONABLY WITHHELD JMS-TLA

Additional Financial Restrictions. ALLOW DIVIDENDS TO BE PAID FROM EVANSVILLE COMMERCE BANK DURING ANY CALENDAR YEAR THAT EXCEED THOSE REQUIRED TO FULLY SUPPORT THE DEBT SERVICE REQUIREMENTS OF THIS LOAN AND ANY HOLDING COMPANY EXPENSES (INCLUDING INCOME TAX LIABILITY FOR SHAREHOLDERS OF BORROWER).

Continuity of operations. (1) Engage in any business activities substantially different than those in which Borrower is presently engaged, (2) cause operations, liquidate, merge, transfer, acquire or consolidate with any other entity, change its name, dissolve or transfer or sell Collateral out of the ordinary course of business, or *(3) pay any dividends on Borrower’s stock (other than dividends payable in its stock). provided, however that notwithstanding the forgoing, but only so long as no Event of Default has occurred and is continuing or would result from the payment of dividends, if Borrower is a “Subchapter S Corporation” (as defined in the Internal Revenue Code of 1986, as amended), Borrower may pay cash dividends on its stock to its stock to its shareholders from time to time in amounts necessary to enable the shareholders to pay income taxes and make estimated income tax payments to satisfy their liabilities under federal and state law which arise solely from their status as Shareholders of a Subchapter S Corporation because of their ownership of shares of Borrower’s stock, of purchase or retire any of Borrower’s outstanding shares or after or amend Borrower’s capital structure.

Loans. Acquisitions and Guaranties. (1) Loan, invest in or advance money or assets to any other person, enterprises or entity, (2) purchase, create or acquire any interest in any other enterprise or entity, or (3) incur any obligation as surety or guarantor other than in the ordinary course of business.

Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of Borrower’s obligations under this Agreement or in connection herewith.

CESSATION OF ADVANCES. If Lender has made any commitment to make any Loan to Borrower, whether under this Agreement or under any other agreement, Lender shall have no obligation to make Loan Advances or to disburse Loon proceeds if: (A) Borrower or any Guarantor is in default under the terms of this Agreement or any of this Related Documents or any other agreement that Borrower or any Guarantor has with Lender; (B) Borrower or any Guarantor dies, becomes incompetent or becomes insolvent, files a petition In bankruptcy or similar proceedings, or in adjudged a bankrupt; (C) there occurs a material adverse change in Borrower’s financial condition of any Guarantor, or in the value of any Collateral securing any Loan; or (D) any Guarantor seeks, claims or otherwise attempts to limit, modify or revoke such Guarantor’s guaranty of the Loan or any other loan with Lender; or (E) Lender in good faith deems Itself Insecure, even though no Event of Default shall have occurred.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account. This includes all accounts. Borrower holds jointly with someone else and all account Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all aums owing on the Indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower falls to make any payment when due under the Loan.

Other Defaults. Borrower falls to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s or any Grantor’s property or Borrower’s or any Grantor’s ability to repay the Loans or perform their respective obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower’s or on Borrower’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any port of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower,

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral document to create a valid and perfected security interest or lien) at any time and for any reason.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of the Loan is impaired.

Insecurity. Lender in good faith believes itself insecure.

Right to Cure. If any default, other than a default on Indebtedness, is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar default within the preceding twelve (12) months, it may be cured if Borrower or Grantor, as the case may be, after Lender sends written notice to Borrower or Grantor, as the case may be, demanding cure of such default: (1) cure the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days. Immediately initiate steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default end thereafter continue and complete all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of Lender under this Agreement or the Related Documents or any other agreement immediately will terminate (including any obligation to make further Loan Advances or disbursements), and, at Lender’s option, all Indebtedness immediately will become due and payable, all without notice of any kind to Borrower, except that in the case of an Event of Default of the type described in the “Insolvency” subsection above, such acceleration shall be automatic and not optional. In addition, Lender shall have all the rights and remedies provided in the Related Documents or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower or of any Grantor shall not affect Lender’s right to declare a default and to exercise its rights end remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees; Expenses. Borrower agrees to pay upon demand all of Lendor’s costs and expanses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may hire or pay someone else to help enforce this Agreement, and Borrower shall pay the costs and expenses of such enforcement. Costs and expenses include Lender’s reasonable attorneys’ fees and legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Borrower also shall pay all court costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Consent to Loan Participation. Borrower agrees and consents to Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loan to one or more purchasers, whether related or unrelated to Lender. Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about Borrower or about any other matter relating to the Loon, and Borrower hereby waives any rights to privacy Borrower may have with respect to such matters. Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrower also agrees that the purchasers of any such participation interests will be considered as the absolute owners of such interests in the Loan and will have all the rights granted under has participation agreement or governing the sale of such participation interests. Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce Borrower’s obligation under the Loan irrespective of the failure or insolvency of any holder of any interest in the Loan. Borrower further agrees that the purchaser of any such participation interests may enforce its interests irrespective of any personal claims or defenses that Borrower may have against Lender.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preemptad by federal law, the laws of the Commonwealth of Kentucky without regard to its conflicts of law provisions. This Agreement has bean accepted by Lender in the Commonwealth of Kentucky.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lander, nor any course of dealing between Lender and Borrower, or between Lender and any Grantor, shall constitute a waiver of any of Lender’s rights or of any of Borrower’s or any Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered when actually received by teletacsimile (unless otherwise required by law), when deposited with a nationally recognized overnight courier or, if mailed, when deposited in the United States mall, as first class, certified or registered mail postage prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address. Unless otherwise provided or required by law, if there is more than one Borrower, any notice given by Lender to any Borrower is deemed to be notice given to all Borrowers.

Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified. It shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Subsidiaries and Affiliates of Borrower. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Borrower” as used in this Agreement shall include all of Borrower’s subsidiaries and affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrower’s subsidiaries or affiliates.

Successors and Assigns. All covenants and agreements by or on behalf of Borrower contained in this Agreement or any Related Documents shall bind Borrower’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns Borrower shall not, however, have the right to assign Borrower’s rights under this Agreement or any interest therein, without the prior written consent of Lender.

Survival of Representations and Warranties. Borrower understands and agrees that in making the Loan. Lender is relving on all representations, warranties, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by

Borrower to Lender under this Agreement of the Related Documents. Borrower further agrees that regardless of any investigation made by Lender, all such representations, warranties and covenants will survive the making of the Loan and delivery to Lender of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as Borrower’s Indebtedness shall be paid in full, or until this Agreement shall be terminated in the manner provided above, whichever is the last to occur.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generality accepted accounting principles as in effect on the date of this Agreement.

Advance. The word “Advance” means a disbursement of Loan funds made, or to be made, to Borrower or on Borrower’s behalf on a line of credit or multiple advance basis under the terms and conditions of this Agreement.

Agreement. The word “Agreement” means this Business Loan Agreement, as this Business Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Business Loan Agreement from time to time.

Borrower. The word “Borrower” means FIRST LIGHT BANCORP and includes all co signers and co-makers signing the Note and all their successors and assigns.

Collateral. The word “Collateral” means all property and assets granted as collateral security for a Loan, whether real or personal property, whether granted directly or indirectly, whether granted now or in the future, and whether granted in the form of a security interest, mortgage, collateral mortgage, deed of trust, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien, charge, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise.

Environmental Laws. The words “Environmental Laws” mean any all state, federal and local statutes, regulations and ordinances relating to the protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq, (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C, Section 1801, et, seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

Event of Default. The words “Event of Default’ mean any of the events of default set forth in this Agreement in the default section of this Agreement.

GAAP. The word “GAAP” means generally accepted accounting principles.

Grantor. The word “Grantor” means each and all of the persons or entities granting a Security Interest in any Collateral for the Loan, including without limitation all Borrowers granting such a Security Interest.

Guarantor. The word “Guarantor” means any guarantor, surety, or accommodation party of any or all of the Loan.

Guaranty. The word “Guaranty” means the guaranty from Guarantor to Lender, including without limitation a guaranty of all or part of the Note.

Hazardous Substances. The words “Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos.

Indebtedness. The word “Indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other Indebtedness and costs end expenses for which Borrower is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means THE PADUCAH BANK AND TRUST COMPANY, Its successors and assigns.

Loan. The word “Loan” means any and all loans and financial accommodations from Lender to Borrower whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time in time.

Note. The word “Note” means the Note dated December 23, 2014 and executed by FIRST LIGHT BANCORP in the principal amount of 63,000,000.00, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for the note or credit agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Loan.

Security Agreement. The words “Security Agreement” mean and include without limitation any agreements, promises, covenants, arrangements, understandings or other agreements, whether created by law, contract, or otherwise, evidencing, governing, representing, or creating a Security Interest.

Security Interest. The words “Security Interest” mean, without limitation, any find all types of collateral security, present and future, whether in the form of a lien, charge, encumbrance, mortgage, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment intended as a security device, or any other security or lien interest whatsoever whether created by law, contract, or otherwise.

BORROWER ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS BUSINESS LOAN AGREEMENT AND BORROWER AGREES TO ITS TERMS. THIS BUSINESS LOAN AGREEMENT IS DATED DECEMBER 23, 2014.

BORROWER:

FIRST LIGHT BANCORP

By:	/s/ Thomas L Austerman	By:	/s/ John M Schenk
	THOMAS L AUSTERMAN, President of FIRST LIGHT		JOHN M SCHENK, Treasurer of FIRST LIGHT
	BANCORP		BANCORP

LENDER:

THE PADUCAH BANK AND TRUST COMPANY

By:	/s/ [ILLEGIBLE]
Authorized Signer

[ILLEGIBLE]

*0040023079452304717633910345101122314*

DISBURSEMENT REQUEST AND AUTHORIZATION

Principal	Loan Date	Maturity	Loan No	Call / Colt	Account	Officer	Initials
$3,000,000.00	12-23-2014	12-23-2020	45230		40023079	ACS	AB
References in the boxes above are for Lender’s use only and do not limit the applicability of the document to any particular loan on item.
Any item above containing ***** has been omitted due to text length limitations.

Borrower:	FIRST LIGHT BANCORP (TIN: 47-1763391)	Lender:	THE PADUCAH BANK AND TRUST COMPANY
	20 NW 4TH ST SUITE 101		MAIN OFFICE
	EVANSVILLE, IN 47708		555 JEFFERSON ST
PO BOX 2600
PADUCAH, KY 42002-2600

LOAN TYPE. This is a Variable Rate Nondisclosable Loan to a Corporation for $3,000,000.00 due on December 23, 2026.

PRIMARY PURPOSE OF LOAN. The primary purpose of this loan is for:

☐ Personal, Family, or Household Purposes or Personal Investment.

☒ Business (Including Real Estate Investment).

SPECIFIC PURPOSE. The specific purpose of this loan is: PROVIDE FUNDING TO THE HOLDING COMPANY TO BE USED TO FURTHER CAPITALIZE EVANSVILLE COMMMERCE BANK.

DISBURSEMENT INSTRUCTIONS. Borrower understands that no loan proceeds will be disbursed until all of Lender’s conditions for making the loan have been satisfied. Please disburse the loan proceeds of $3,000,000.00, together with funds contributed of $750.00, as follows:

Other Disbursements:	$3,000,750.00
$750.00 CLOSING COSTS TO PADUCAH BANK
$3,000,000.00 WIRE TRANSFER TO BORROWER

Amount Contributed by Borrower:	$(750.00)
$750.00 Non-Loan Funds Contributed By/For Borrower

Note Principal:	$3,000,000.00

CHARGES PAID IN CASH. Borrower has paid or will pay in cash as agreed the following charges:

Prepaid Finance Charges Paid in Cash:	$750.00
$500.00 Documentation Fee
$250.00 Processing Fee

Total Charges Paid in Cash:	$750.00

FINANCIAL CONDITION. BY SIGNING THIS AUTHORIZATION. BORROWER REPRESENTS AND WARRANTS TO LENDER THAT THE INFORMATION PROVIDED ABOVE IS TRUE AND CORRECT AND THAT THERE HAS BEEN NO MATERIAL ADVERSE CHANGE IN BORROWER’S FINANCIAL CONDITION AS DISCLOSED IN BORROWER’S MOST RECENT FINANCIAL STATEMENT TO LENDER. THIS AUTHORIZATION IS DATED DECEMBER 23, 2014.

BORROWER:

FIRST LIGHT BANCORP

By:	/s/ Thomas L Austerman	By:	/s/ John M Schenk
	THOMAS L AUSTERMAN, President of FIRST LIGHT BANCORP		JOHN M SCHENK, Treasurer of FIRST LIGHT BANCORP

[ILLEGIBLE]

*0040023079452304717633910230401122314*

COMMERCIAL PLEDGE AGREEMENT

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$3,000,000.00	12-23-2014	12-23-2026	45230		40023079	ACS	AB

References in the boxes above are for Lender’s only and do not limit the applicability of this document to any particular loan or item

Any item above containing ***** has been omitted due to text length limitations.

Grantor:	FIRST LIGHT BANCORP (TIN: 47-1763391)	Lender:	THE PADUCAH BANK AND TRUST COMPANY
	20 NW 4TH ST SUITE 101		MAIN OFFICE
	EVANSVILLE, IN 47708		556 JEFFERSON ST
PO BOX 2600
PADUCAH, KY 42002-2000

THIS COMMERCIAL PLEDGE AGREEMENT dated December 23, 2014, is made and executed between FIRST LIGHT BANCORP (“Grantor”) and THE PADUCAH BANK AND TRUST COMPANY (“Lender”).

GRANT OF SECURITY INTEREST. For valuable consideration, Grantor grants to Lender a security Interest in the Collateral to secure the indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have by law.

COLLATERAL DESCRIPTION. The word “Collateral” as used in this Agreement means all of Grantor’s property (however owned if more than one), in the possession of, or subject to the control of, Lender (or in the possession of, or subject to the control of , a third party subject to the control of Lender), whether existing now or later and whether tangible or intangible in character, including without limitation each and all of the following:

1,468,086 Shares of EVANSVILLE COMMERCE BANK Stock, Certificate No. C 468

In addition, the world “Collateral” includes all of Grantor’s property (however owned), in the possession of, or subject to the control of, Lender (or in the possession of, subject to the control of, a third party to the control of Lender), whether now or hereafter existing and whether tangible or intangible in character, including without limitation each of the following:

(A)    All property to which Lender acquires title or documents of title.

(B)    All property assigned to Lender.

(C)    All promissory notes, bills of exchange, stock certificates, bonds, investment property, savings passbooks, time certificate of deposit, insurance policies, and all other instruments and evidence of an obligation.

(D)    All records relating to any of the property described in this collateral section, whether in the form of a writing, microfilm, [ILLEGIBLE]of electronic media.

(E)    All Income and Proceeds from the collateral as defined herein.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Grantor’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Grantor holds jointly with someone also and all accounts Grantor may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to Prefect Lender’s charge and setoff righted provided in this paragraph.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE COLLATERAL Grantor represents and warrants to Lender that:

Ownership. Grantor is the lawful owner of the Collateral free and clear of at security interests, liens, encumbrances and claims of others except as disclosed to and accepted by Lender in writing prior to execution of this Agreement.

Right to Pledge. Grantor has the full right, power and authority to enter into this Agreement and to pledge the Collateral.

Authority; Binding Effect. Grantor has the full right, power and authority to enter into this Agreement and to grant a security interest in the collateral to Lender. This Agreement is binding upon Grantor as well as Grantor’s successors and assigns, and is legally enforceable in accordance with its terms. The foregoing representations and warranties, and all other representations and warranties contained in this Agreement are and shall be continuing in nature and shall remain in full force and effect until such time as this Agreement is Terminated or cancelled as provided herein.

No Further Assignment. Grantor has not, and shall not, sell, assign, transfer, encumber or otherwise dispose of any of Grantor’s rights in the Collateral except as provided in this Agreement.

No Defaults. There are no defaults existing under the Collateral, and there are no off sole of counterclaims to the same. Grantor will strictly and promptly perform each of the terms, conditions, covenants and agreements, if any, contained in the Collateral which are to be performed by Grantor.

No Violation. The execution and delivery of this Agreement will not violate any law of agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any form or condition of this Agreement.

Financing Statements. Grantor authorizes Lender to file a UCC financing statement, or alternatively, a copy of this Agreement to perfect Lender’s security interest, At Lender’s request Granter additionally aggress to sign all other documents that are necessary to perfect, protect, and continue Lender’s security interest in the Property. Grantor will pay all filing fees, [ILLEGIBLE] transfer fees, and other fees and costs involved unless prohibited by law or unless Lender is required by law to pay such leas and costs. Grantor irrevocably appoints Lender to execute documents necessary to transfer title if there is a default. Lender may file a copy of this Agreement as a financing statement.

LENDER’S RIGHTS AND OBLIGATIONS WITH RESPECT TO THE COLLATERAL. Lender may [ILLEGIBLE] the Collateral until all indebtedness has been pold and satisfied. Thereafter Lender may deliver the Collateral to Grantor or to any other owner of the collateral. Lender shall have the following rights in addition to all other rights Lender may have by law:

Maintenance and Protection of Collateral. Lender may, but shall not be obligated to, take such steps as it deems necessary or desirable to protect, maintain, insure, store, or care for the Collateral, including paying of any items or claims against the Collateral. This may include such things as hiring other people, such as attorneys, appraisers or other exports. Lender may charge Grantor for any cost incurred in so doing. When applicable law provides more than one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. If the collateral consists of stock, bonds or other investment properly for which no certificate has been issued, Grantor agrees, of Lender’s fund company, or broker, as the case may be, to record on its books or records Lender’s security interest in the collateral. Grantor also agrees to execute any additional documents, including but not limited to, a control agreement, necessary to perfect Lender’s security interest as Lender may desire.

Income and proceeds from the collateral. Lender may receive all income and Proceeds and add it to the collateral. Grantor agrees to deliver to Lender immediately upon receipt, in the exact form received and without commingling with other property, all income and Proceeds from the collateral which may be received by, paid, or delivered to Grantor or for Grantor’s account, whether as an addition to, in discharge of, in substitution of, or in exchange for any of the collateral.

Application of Cash. At Lender’s option, Lender may apply any cash, whether included in the collateral or received as income and proceeds or through liquidation, safe, or retirement, of the Collateral, to the satisfaction of the indebtedness or such portion thereof as Lender shall choose, whether or not matured.

Transactions with Others. Lender may (1) extend time for payment or other performance. (2) grant a renewal or change in terms or conditions, or (3) compromise, compound or release any obligation, with any one of more obligors, endorsers, of Guarantors of the indebtedness as Lender deems advisable, without obtaining the prior written consent of Grantor, and no such act shall effect Lender’s rights against Grantor or the Collateral.

All Collateral Secures indebtedness. All Collateral shall be security for the indebtedness, whether the collateral is located at one or more offices or branches of Lender. This will be the case whether or not the office or branch where Grantor obtained Grantor’s loan knows about the Collateral or roofs upon the Collateral as security.

Collection of collateral. Lender at Lender’s option may, but need not, collect the income and Proceeds directly from the Obligors. Grantor authorizes and directs the Obligors. If Lender decides to collect the income and Proceeds, to pay and deliver to Lender all Income and Proceeds from the Collateral and to accept Lender’s receipt for the payments.

Power of Attorney. Grantor irrevocably appoints Lender as Grantor’s attorney-in-fact, with full power of substitution, (a) to demand, collect receive receipt for, due and recover all income and Proceeds and other sums of money and other property which may now or hereafter become due, owing or payable from the Obligors in accordance with the terms of the Collateral; (b) to execute, sign and endorse any and all instruments, recipes, checks, drafts and warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and in the place and stead of Grantor, execute and deliver Grantor’s release and acquaintance for Grantor; (d) to file any claim or claims or to into any action of institute of take part in any proceedings, either in Lender’s own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable; and (e) to execute in Grantor’s name and to deliver to the obligors on Grantor’s behalf at the time and in the manner specified by the Collateral, any necessary instruments of documents.

Perfection of Security interest. Upon Lender’s request, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral. When applicable law provider more then one method of perfection of Lender’s security interest, Lender may choose the method(s) to be used. Upon Lender’s request, Grantor will sign and deliver any writings necessary to perfect Lender’s security interest. If any of the Collateral consists of securities for which no certificate has been issued, Grantor agrees, at Lender’s option, either to request issuance of an appropriate certificate or to execute appropriate instructions on Lender’s forms instructing the issuer, transfer agent, mutual fund company, or broker, as the case may be, to record on its books or records, by book-entry or otherwise, Lender’s security interest in the collateral. Grantor hereby appoints Lender as Grantor’s irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect, amend, or to continue the security interest granted in this Agreement or to demand termination of fillings of other secured parties.

LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect Lender’s interest in the Collateral or if Grantor falls to comply with any provision of this Agreement or any Related Documents, Including but not limited to Grantor’s failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or any Rotated Documents, Lender on Grantor’s behalf may (but shall not be obligated to) take any action that Lender deems appropriate. Including but not limited to discharging or paying all taxes, liens, security interests, encumbrances and other claims, at any time levied or place on the collateral and paying all costs for insuring, maintaining and preserving the collateral. All such expenditures incurred or paid by Lender for such purposes will than boar interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the indebtedness and, at Lender’s option, will (A) be payable on demand; (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (1) the term of any applicable insurance policy; or (2) the remaining term of the Note; or (C) be treated as a balloon payment which will be due and payable at the Note’s maturity. The Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

LIMITATIONS ON OBLIGATIONS OF LENDER: Lender shall use ordinary reasonable core in the physical preservation and custody of the Collateral in Lender’s possession, but short have no other obligation to prefect the Collateral or its value. In particular, but without limitation, Lender shall have no responsibility for (A) any deprecation in value of the Collateral or for the collection of any income and Proceeds from the collateral, (B) preservation of rights against parties to the collateral or against third persons. (C) ascertaining any maturities, calls, conversions exchange, offers, lenders , or similar [ILLEGIBLE] rotating to any of the Collateral, or (D) informing Grantor about any of the above, whether or not Lender has or is deemed to have knowledge of such matters. Except as provided above, Lender shall have no liability for deprecation or deterioration of the Collateral.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Grantor falls to make any payment when due under the indebtedness.

Other Defaults. Grantor units to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Grantor.

Default in Favor of Third Parties. Grantor defaults under any loan, extension for credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that materially affect any of Grantor’s property or ability to perform Grantor’s obligation under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Grantor or on Grantor’s behalf under this Agreement or the Related Documents is false or misleading in any maturate respect, either now or at the time made or furnished or becomes false or misreading at any time thereafter.

Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and affect (including failure of any collateral documents to create a valid and perfected security internet or lien) at any time and for any reason.

Insolvency. The dissolution of termination of Grantor’s existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

Creditor of Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceeding, whether by judicial proceeding, self-help, repossession or any other method, by creditor of Grantor or by any governmental agency against any governmental agency against any collateral securing the indebtedness. This includes a garnishment of any of Grantor’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor of forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surely bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events with respect to any guarantor, surety, or accommodation party of any of the indebtedness or guarantor, endorser, surety or accommodation party [ILLEGIBLE] or becomes incompetent or revokes or disputes the validity of, or liability under, any Guaranty of the indebtedness.

Adverse Change. A material adverse change occurs In Grantor’s financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is Impaired.

Insecurity. Lender In good faith believes Itself Insecure.

Cure Provisions. If any default, other than a default in payment Is curable and if Grantor has not been given a notice of a branch of the same provision of this Agreement within the preceding twelve (12) months, it may be cured If Grantor, after Lender sends written notice to Grantor demanding euro of such default: (1) cures the default within fifteen (15) days: or (2) If the cure require more than fifteen (15) days. Immediately Initiates stops which tender deems in Lender’s solo discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary slaps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender may exercise any one or more of the following rights and remedies:

Accelerate Indebtedness. Declare all Indebtedness, Including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without noble of any kind to Grantor.

Celled the Collateral. Collect any of the Collateral and, at Lender’s option and to the extent permitted by applicable law, retain possession

2

of the Collateral white suing on the Indebtedness.

Self the Collateral. Sell the Collateral, at Lender’s discretion, as a unit or in parcels, at one or more public or private sates. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender shall give or mail to Grantor, and other parsons as required by law, notice be least ten (10) days in advance of the time and place of any public sale, or of the time after which any private sale may be made. However, no notice need be provide to any person who, after an Event of Default occurs, enters into and authenticators an agreement waiving that person’s right to notification of sale. Grantor agrees that any requirement of reasonable notice as to Grantor is satisfied If Lender mails notice by ordinary mail addressed mail Grantor at the lost address Grantor has given Lender in writing. If a public sale is hold, there shall be sufficient compliance with all requirements of notice: to the public by a single publication in any newspaper of general circulation in the county where the Collateral is located, setting forth the time and place of safe and a brief description of the property to be sold. Lender may be a purchaser at any public sale.

Sell Securities. Sell any securities included in the Collateral In a manner consistent with applicable federal and state securities laws. If, because of restrictions under such laws, Lender is unable, to sell the securities in an open market trans-action. Grantor agrees that Lender will have no obligation to delay safe until the securities can be registered. Then Lender may make a private sale to one or more persons or to a restricted group of persons, even though such sale may result in a price that loss favorable than might be obtained in an open market transaction. Such a sale will be considered commercially reasonable. It any securities held as Collateral are “restricted securities” as defined in the Rules of the Securities and Exchange Commission (such as Regulation D or Rule 144) or the rules of state securities department under state “Blue Sky lows, or if Grantor or any other owner of the Collateral is an affiliate of the issuer of the securities, Grantor agrees that neither Grantor, nor any member of Grantor’s family, nor any other person signing this Agreement will sell or dispose of any securities of such issuer without obtaining Lender’s prior written consent.

Rights and Remedies with Respect to Investment Property, Financial Assets and Related Collateral. In addition to other rights and remedies granted under this Agreement and under applicable law, Lender may exercise any or the of the following rights and remedies: (1) register with any Issuer or broker or other securities intermediary any of the collateral of Investment property or financial assets (collectively herein, “investment property) in Lender’s sole name of Lender’s broker, agent of nominee; (2) cause any issuer, broker or other securities intermediary to deliver to Lender any of the Collateral of securities. or Investment property capable of being delivered; (3) enter Into a control agreement or power of attorney with any Issuer or securities as intermediary with respect to any Collateral consisting of Investment property, on such terms as Lender may deem appropriate. In its sole discretion, Including without limitation, an agreement granting to Lender any of the rights provided hereunder without further notice to or consent by Grantor, (4) execute any such control agreement on Grantor’s behalf and in Grantors name and hereby Irrevocably appoints Lender as agent and attorney-in-fact, coupled with an Interest, for the purpose of executing such control agreement or power of attorney; (5) exercise any and all rights of Lender under any such control agreement or power of attorney: (6) exercise any voting, conversion, registration, purchase, option, or other lights with respect to any Collateral; (7) collect, with or without legal action, and issue receipts concerning any [ILLEGIBLE], checks, drafts, remittances or distributions that are paid or payable with respect to any Collateral consisting of investment property, Any control agreement entered with respect to any investment properly shall contain the following provisions, at Lender’s discretion, Lender shall be authorized to instruct the issuer, broker or other securities intermediary to take air to refrain from taking such actions with respect to the investment property as Lender may instruct, without further notices to or consent by Grantor. Such actions may include without limitation the issuance of entitlement orders, account instructions general leading or buy or sell orders. Transfer and redemption orders, and stop loss orders. Lender shall be further entitled to instruct termination value with respect to any and at investment property, and to investment property, or to payments and liquidation proceeds to Lender. Any such control agreement shall contain such authorizations as are necessary to place Lender in “control” of such investment collateral as contemplated under the provisions of the Uniform commercial code, and shall fully authorize Lender to issue “entitlement orders” concerning the transfer, redemption, liquidation or disposition of investment collateral, in conformance with the provision of the uniform commercial code.

Foreclosure. Maintain a Judicial suit for foreclosure and sale of the Collateral.

Transfer Title. Effect transfer of title upon sale of all of part of the Collateral. For this purpose, Grantor Irrevocably appoints Lender as Grantor’s attorney-in-face to execute endorsements, assignments and Instruments in the name of Grantor and each of them (if more than one) as shall be necessary or reasonable.

Other Rights end Remedies. Have and exercise any or all of the rights and remedies of n secured creditor under the provisions of the Uniform Commercial Code, at law, in equity, or otherwise.

Application of Proceeds. Apply any cash which is part of the collateral, or which is received from the collection or sale of the Collateral, to reimbursement of any expanse. Including any costs for registration of securities, commissions Incurred in connection with a sale reasonable attorneys’ fees and costs for registration of securities commissions incurred in connection with a sale connection with the collection and sale of such collateral and to the payment of the indebtedness Grantor to Lender with any excuses funds to be paid to Grantor as the interests of Grantor may appear. Grantor agrees, to the extent permitted by law, to pay any deficiency after application of the proceeds of the collateral to the indebtedness.

Election of Remedies. Except as may be prohibited by applicable law. all of Lenders rights and remedies, whether [ILLEGIBLE] by this Agreement the Related Documents, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform on obligation of Grantor under this Agreement, after Grantor’s failure to perform, shall not affect Lender’s right to declare a default and exercise its remedies.

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are is part of this Agreement:

Amendments. This Agreement, together with any related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No [ILLEGIBLE] of or amendment to this Agreement shall be affective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Attorneys’ Fees: Expenses. Grantor agrees to pay upon demand all of Lender’s costs and expanses, including Lender’s reasonable attorneys’ fees and Lender’s legal expenses, incurred in connection with the enforcement of this Agreement. Lender may is or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expense of such enforcement. Costs and expanses include Lender’s reasonable attorney’s fees and legal expanses whether or not there to a lawsuit, including reasonable attorneys’ fees and legal expenses for bankruptcy proceedings (including effects to modify or vacate any automatic atay or injunction), appeals, and any anticipated post-judgement collection service. Grantor also shall pay all costs and such additional fees as may be directed by the court.

Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

Governing Law. This Agreement will be governed by federal law applicable to Lender and, to the extent not preempted by lateral law, the laws of the Commonwealth of Kentucky without regard to its conflicts of law provisions. This Agreement has been accepted by Lender in the Commonwealth of Kentucky.

No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shell operate as a waiver of such right of any other right. A water by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lander’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender’s rights or of any of Grantor’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withhold in the sole discretion of Lender.

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Notices. Any Notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by [ILLEGIBLE] (unless otherwise required by law), when deposited with a nationally recognized overnight courier, of, if mailed, when deposited in the United States mail, as first class, certified or registered mail [ILLEGIBLE], prepaid, directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices under this Agreement by giving format written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes. Granter agrees to keep Lender informed at all times of Grantor’s current address. Unless otherwise provided or required by law, if there is more than one Grantor, any notice given by Lender to any Grantor is deemed to be notice given to all Grantors.

Severability. If a court of competent Jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, of unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that is becomes legal, valid and enforceable. If the offending provision cannot be so modified, if shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

Successors and Assigns. Subject to any limitations stated in this Agreement on transfer of Grantor’s interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor’s successors with reference to this Agreement and the indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement of liability under the indebtedness.

Time is of the Essence. Time is of the essence in the performance of this Agreement.

Waive Jury. All parties to this Agreement hereby waive the right to any Jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the century, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code:

Agreement. The word “Agreement” means this [ILLEGIBLE] pledge Agreement, as this Commercial Pledge Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Pledge Agreement from time to time.

Borrower. The word “Borrower” means FIRST LIGHT BANCORP and includes all co-signers and co-makers signing the the Note and all their successors and assigns.

Collateral. The word “Collateral” means all of Grantor’s right, title and interest in and to all the Collateral as described in the Collateral Description section of this Agreement.

Default. The word “Default” means the Default set forth in this Agreement in the section titled “Default”.

Event of Default. The words “Event of Default” mean any of the events of default set forth in this Agreement in the default section of this Agreement.

Grantor. The word “Grantor” means FIRST LIGHT BANCORP.

Guaranty. The word “Guaranty” means the guaranty from guarantor, endorser, surety, or accommodation party to Lender, including without limitation o guaranty of all or part of the Note.

Income and Proceeds. The words “income and Proceeds” mean all present and future income, proceeds, earnings, increases, and substitutions from or for the Collateral of every kind and nature, including without limitation all payments, interest, profits, distributions, benefits, rights, options, warrants, dividends, stock dividends, stock splits, stock rights, regulatory dividends, subscriptions, monles, claims for money due and to become due, proceeds of any insurance on the Collateral, shares of stock of different per value or no per value issued in substitution or exchange for shares included in the Collateral, and all other property Grantor is untilled to receive on account of such Collateral, including accounts, documents, instruments, chattel paper, investment property, and general intangibles.

Indebtedness. The word “indebtedness” means the indebtedness evidenced by the Note or Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents.

Lender. The word “Lender” means THE PADUCAH BANK AND TRUST COMPANY, its successors and assigns.

Note. The word “Note” means the Note dated December 23, 2014 and executed by FIRST LIGHT BANCORP in the principal amount of $3,000,000.00, together with all renewals of, extensions of, modifications of, refinancing of, consolidations of, and substitutions for the note of credit agreement.

Obligor. The word “Obligor” means without limitation any and all persons obligated to pay money or to perform some other act under the Collateral.

Property. The word “Property” means all of Grantor’s right, title and interest in end to all the Property as described in the “Collateral Description” section of this Agreement.

Related Documents. The words “Related Documents” mean all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the indebtedness.

GRANTOR HAS READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS COMMERCIAL PLEDGE AGREEMENT AND AGREES TO ITS TERMS. THIS AGREEMENT IS DATED DECEMBER 23, 2014.

GRANTOR:

FIRST LIGHT BANCORP

By:	/s/ Thomas L Austerman	By:	/s/ John M Schenk
	THOMAS L AUSTERMAN, President of FIRST LIGHT		JOHN M SCHENK, Treasurer of FIRST LIGHT
	BANCORP		BANCORP

LENDER:

THE PADUCAH BANK AND TRUST COMPANY

By:	/s/ [ILLEGIBLE]
Authorized Signer

[ILLEGIBLE]

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*0040023079452304717633910955101122314*

PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Cell	Account	Officer	Initials
$3,000,000.00	12-23-2014	12-23-2026	45230		40023079	ACS	AB

References in the boxed above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item

Any item above containing [ILLEGIBLE] has been omitted due to text length limitations.

Borrower:	FIRST LIGHT BANCORP (IN: 47-1763391)	Lender:	THE PADUCAH BANK AND TRUST COMPANY
	20 HW 4TH ST SUITE 101		MAIN OFFICE
	EVANSVILLE, IN 47708		555 JEFFERSON ST
PO BOX 2800
PADUCAH, KY 42002-2800

Principal Amount: $3,000,000.00	Date of Note: December 23, 2014

PROMISE TO PAY. FIRST LIGHT BANCORP (“Borrower”) promises to pay to THE PADUCAH BANK AND TRUST COMPANY (“Lender”), or order, in lawful money of the United States of America, the principal amount of Three Million & 00/100 Dollars ($3,000,000.00) of so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Subject to any payment changes resulting from changes in the index, Borrower will pay this loan in accordance with the following payment schedule, which calculates interest on the unpaid principal balances as described In the “INTEREST CALCULATION METHOD” paragraph using the interest rates described in the paragraph: B quarterly consecutive interest payments, beginning March 23, 2015, with interest calculated on the unpaid principal balances using in interest rate of 4.500% per annum based on a year of 360 days; 12 quarterly consecutive principal and interest payments in the initial amount of $93,831.61 each, beginning March 23, 2017, with interest calculated on the unpaid principal balances using an Interest rate of 4.500% per annum based on a year of 360 days; 20 quarterly consecutive principal and interest payments in the initial amount of $93,831.61 each, beginning March 23, 2020, with interest calculated on unpaid principal balances using an interest rate based on the highest quoted prime rate as published in the money rate section of “The Wall Street Journal” (currently 3.250%), plus a margin of 1.260 percentage points, resulting in an initial interest rate 4.500% per annum based on a year of 360 days; 7 quarterly consecutive principal and interest payments in the initial amount of $93,310.74 each, beginning March 23, 2025, with interest calculated on the unpaid principal balances using an interest rate based on the highest quoted prime rate as published in the money rate section of “The Wall Street Journal” (currently 3.250%), plus a margin of 0.750 percentage points, resulting in an initial interest rate of 4.000% per annum based on a year of 300 days; and one principal and interest payment of $93,310.73 on December 23, 2025 with interest calculated on the unpaid principal balances using an interest rate based on the highest quoted primo rate as published in the money rate section of “The Wall Street Journal” (currently 3.250%), plus a margin of 0.750 percentage points, resulting in an initial interest rate of 4.000% per annum based on a year of 360 days. This estimated final payment is based on the assumption that all payments will be made exactly as scheduled and that the index does not change; the actual final payment will be for all principal and accrued interest not yet paid, together with any other unpaid amounts under this Note. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; then to any unpaid collection costs; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.

INTEREST RATE. 4.50% fixed for the first five loan years; During this initial five year fixed rate period, Bank agrees to review the IDC score of Borrower annually, beginning with the December 31, 2015 date. If Borrower achieves an IDC score of 165 — 199 determined from year and data during this five year period, Bank agrees to reduce the interest rate by .25% until the next annual review. If Borrower achieves an IDC score of 200+ at any annual review, Bank aggress to reduce the interest rate by an additional .25% until the annual review. Should the IDC score drop at any annual review, the interest rate will be adjusted upward by .25% increments however the interest rate will not exceed the initial interest rate.

After the initial five year fixed rate period, the interest rate will adjust to the then prevailing NY Prime rate + 1.25% fixed for the next five (5) years. The interest rate will not exceed the currant NY Primo rate plus 1.25% then in effect, but could be reduced in .25% increments based on the IDC score as of the most recent year end as referenced above. Should the IDC score drop as any annual review during the second five year fixed rate period, the interest rate will be adjusted upward in .25% increments but exceed the rate equal to the prevailing NY Prime + 1.25%

After the second five year fixed rate period, the interest rate will adjust to the then prevailing NY Prime rate + .75% for the final two years, subject to the same adjustments as described above.

VARIABLE INTEREST RATE. The interest rate on the this Note is subject to change from time to time based on changes in an independent index which is the the highest quoted prime rate as published in the money rate section of “The Wall Street Journal” (the “Index”). The index is not necessarily the lowest rate charged by Lender on its loans. If the index becomes unavailable during the loan of this loan, Lender may designate a substitute index after notifying Borrower. Lender will Borrower the current index rate upon Borrower’s request. The interest rate change will not occur more often than each 5 years beginning other the fixed rate interest only period and the initial fixed rate period of the amortizing form. Borrower understands that Lender may make loans based on the rates as well. The index currently is 3.250% per annum. The interest rate or rates to be applied to the unpaid principal balance during this Note will be the rate or rates set forth herein in the “Payment” section Notwithstanding any other provision of this Note, after the first payment stream, the interest rate for each subsequent payment stream will be affective as of the due date of the last payment in the just-ending payment stream. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (A) increase Borrower’s payments to ensure Borrower’s loan will pay off by its original final maturity rate. (B) increase Borrower’s payment to cover accruing interest. (C) increase the number of Borrower’s payments and (D) continue Borrower’s payments of the same amount and increase Borrower’s final payment.

INTEREST CALCULATION METHOD. Interest ors this Note la computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.

PREPAYMENT; MINIMUM INTEREST CHARGE. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of the loan and will not be subject to refund upon early payment (whether voluntary of as a result of default), except as otherwise required by law. In any event, even upon full prepayment of this Note. Borrower understands that Lender is entitled a minimum interest charge of $10.00. Other than Borrower’s obligation to pay any minimum interest charge, Borrower may pay without penalty all or a portion of the amount owed order than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments under the payment schedule. Rather, early payments will reduce the principal balance due and may result Borrower’s making fewer payments. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will roman obligated to pay any further amount owed to Lander. All written communications concerning disputed amounts, including any check or other payment instrument that indlestes that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions of limitations or as full satisfaction of disputed amount must be mailed or delivered to: THE PADUCAH BANK AND TRUST COMPANY, MAIN OFFICE, 555 JEFFERSON ST, PT BOX 2800, PADUCAH, KY 42002-2800.

LATE CHARGE. If a payment is 10 days or more late. Borrower will charged 6.000% of the regularly scheduled payment or $10.00 whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, the total sum due under this Note will continue to accrue interest at the interest rate under this Note, with the interest rate described in this Note applying other maturity, or after maturity would have occurred had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

DEFAULT. Each of the following shall constitute an event default (“Event Default”) under this Note:

Payment Default. Borrower falls to make any payment when due under this Note.

Other Defaults. Borrower falls to comply with or to perform any term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor Defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this note or perform Borrower’s obligations under this Note or any of the related documents.

False statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure of forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower’s as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor of forfeiture proceeding. In on amount determined by Lander. In its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the proceeding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or dispulos the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.

Change in Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment of performance of [ILLEGIBLE] Note is impaired.

Insecurity. Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, if may be cured if Borrower, after Lender sends written notice to Borrower demanding cure of such default: (1) cures the default within fifteen (15) days; or (2) If the cure requires more than fifteen (15) days, immediately [ILLEGIBLE] steps which Lender deems in Lender’s sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER’S RIGHTS. Upon default, Lender may declare the [ILLEGIBLE] unpaid principal balance this Note and all accrued unpaid interest immediately due, and than Borrower will pay that amount.

ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone also to help collect this Note if Borrower does not pay. Borrower will pay Lender that amount. This includes. Subject to any limits under applicable law, Lender’s reasonable attorneys’ fees and Lender’s legal expenses whether or not there is a lawsuit, including reasonable attorneys’ fees and legal expanses for bankruptcy proceedings (including efforts to modify or vacate any automatic slay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court caste in addition to all other sums provided by law.

JURY WAIVER. Lender and Borrower here by waive the right to any jury trial in any action, proceeding, or counterclaim brought by other Lander or Borrower against the other.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the Commonwealth of Kentucky without regard to its conflicts of law provisions. This Note has been accepted by Lander in the Commonwealth of Kentucky.

DISIIONORED ITEM FEE. Borrower will pay a foe to Lender of $25.00 if Borrower makes a payment on Borrower’s loan and the check or preauthorized charge with which borrower pays is later dishonored.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or soma other account). This include all accounts Borrower holds jointly with someone else and of accounts borrower may open in the future, However, this does not include any IRA of Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lander. to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and al Lander’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Note is secured by 1,466,086 SHARES OF STOCK IN EVANSVILLE COMMERCE BANK, CERTIFICATE NUMBER C 406 AND ASSIGNMENT OF PADUCAH BANK CHECKING ACCOUNT NUMBER 272639 IN THE NAME OF EVANSVILLE COMMERCE BANK.

LINE OF CREDIT. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not untitled to further loan advances. Borrower agrees to be liable for all sums other: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Leander. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs.

FINANCIAL INFORMATION: Borrower agrees to furnish such additional information and statements, lists of assets and liabilities, budgets, tax returns and other reports with respect to Borrower’s financial condition as Lender may request from time to time.

COLLATERAL EXPENSE EXCEPTION. If collateral recording and/or release fees increase due to reasons beyond our control, The Paducah Bank & Trust Company has the right to collect the additional; expense as an increase to your loan payoff.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s hales, personal representatives, successors and assigns, and shall more to the benefit of Lender and its successors and assigns.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Borrower may notify Lender if Lender reports any Inaccurate information about Borrower’s account(s) to a consumer reporting agency. Borrower’s written notice describing the specific inaccuracy(los) should be sent to Lender at the following address; The Paducah Bank and Trust Company 555 Jefferson St P O Box 2500 Paducah, KY 42002-2800.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo onforcing any of its rights or remodles under this Note without losing them. Borrower and any person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length time) this loan or refense any party or guarantor or collateral; or impair, fall to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

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PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS, BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

FIRST-LIGHT BANCORP

By:	/s/ Thomas L Austerman	By:	/s/ John M Schenk
	THOMAS L AUSTERMAN, President of FIRST LIGHT		JOHN M SCHENK Treasurer of FIRST LIGHT
	BANCORP		BANCORP

[ILLEGIBLE]

3

*0040023079452304717633910345101122314*

FRU-1
OMB Number 7100 0115
Approval expires January 31.2013

Board of Governors of the Federal Reserve System

Statement of Purpose for an Extension of Credit
Secured By Margin Stock-FR U-1

THE PADUCAH BANK AND TRUST COMPANY

Name of Bank

This form is required by law (15 U.S.C.§ § 78g and 78w; 12 C.F.R. § 221).

The Federal Reserve may nor conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Instructions

1.     This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.     The term ‘margin stock’ is defined In Regulation U (12 C.F.R. § 221) and includes, principally: (1) stocks that are registered on a national securities exchange or any over-the-counter security designated for trading in the National Market System; (12) debt securities (bonds) that are convertible into margin stock; and (3) shares of most mutual funds.

3.     Please print or type (if space is inadequate, attach separate sheet).

Part 1

To be completed by borrower(s)

1.     What is the amount of the credit being extended? $3,000,000

2.     Will any part of this credit be used to purchase or carry margin stock?           ☐ Yes        ☒ No

If the answer is “No”, describe the specific purpose of the credit.

Capitalize Evansville Commerce Bank

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed:		Signed:

/s/ Thomas L. Austerman	12/22/14	/s/ John M. Schenk	12/22/14
Borrower’s Signature	Date	Borrower’s Signature	Date

Thomas L. Austerman		John M. Schenk
Print or Type Name		Print or Type Name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U win Also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Public reporting burden for this collection of information is estimated to average 10 minutes per response. Including the time together and maintain date in the required term and to review instructions and complete the information collection. Send comments regarding this burden estimate or any other aspect of this collection of information including suggestions for reducing this burden to: Secretary, Board of Governance of the Federal Reserve System, 20th and C [ILLEGIBLE], NW, Washington, DC 20551; and to the office of Management and Budget, Paperwork [ILLEGIBLE] Project (7100-0115), Washington, DC 20503

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Part II

To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part 1 (2) answered “yes”).

1.              List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 percent of its current market value under the current Supplement to Regulation U.

Date and source
No. of		Market price	of valuation	Total market
shares	Issue	per share	(See note below)	value per issue

2.              List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is 50 percent of the current market value under the current Supplement to Regulation U.

Date and source
Principal			of valuation	Total market
amount	Issue	Market price	(See note below)	value per issue

3.              List other collateral including nonmargin stock securing this credit.

Date and source
		of valuation	Good faith
Describe briefly	Market price	(See note below)	loan value

NOTE: Bank need not complete fields for Date and source of valuation if the market value was obtained from regularly published information in either a journal of general circulation or an automated quotation system.

Part III

To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U”; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17 (f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed:

/s/ [ILLEGIBLE]	12/23/2014
Bank Officer’s Signature	Date

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Alan Sanders	Sr VP
Print or Type Name	Title

* To accept the customer’s statement in good faith, the duly authorized representative of the creditor must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

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